UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8‑K
____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021
____________________________
CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange
____________________________
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 28, 2021, the Board of Directors (the “Board”) of Charah Solutions, Inc. (the “Company”) elected Timothy Alan Simon, attorney and founder of TAS Strategies, a San Francisco, CA-based consulting firm and a former California Public Utilities Commission Commissioner, to the Board as a Class II director, effective July 28, 2021, with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. Concurrent with his election as a director, Mr. Simon was appointed to the Audit Committee of the Board. Mr. Simon was nominated to the Board by Bernhard Capital Partners Management LP (“BCP”) pursuant to its rights under the Stockholders’ Agreement dated as of June 18, 2018, by and among BCP, the Company and the other parties thereto. Additionally, there are no transactions involving the Company and Mr. Simon that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
In connection with his election, Mr. Simon will be compensated in accordance with the Company’s standard compensation arrangements for non-employee directors.
A copy of the press release announcing Mr. Simon’s election is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.    Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Charah Solutions, Inc., dated July 29, 2021.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date:	July 29, 2021	By:	/s/ Scott A. Sewell
		Name:	Scott A. Sewell
		Title:	President and Chief Executive Officer